Microvast Announces New Energy Division

HOUSTON, Texas, USA, October 3, 2022 — Microvast Holdings, Inc. (NASDAQ: MVST), a technology innovator that designs, develops and manufactures lithium-ion battery solutions, today announced the launch of its new energy division.

Microvast Energy designs, develops and manufactures Battery Energy Storage Systems (BESS) that are co-located with solar solutions using Microvast’s proven battery technology. The engineering, sales, marketing and customer care departments for Microvast Energy are headquartered in Northern Colorado.

Zach Ward has been appointed as President of Microvast Energy, with overall responsibility for the division’s strategic direction, operations, product development, sales and key relationships. He is an industry veteran with more than 17 years of experience in the solar energy sector as a senior executive for several of the largest and most active companies in renewable energy. He has executed more than 20 GW of utility and distributed generation solar and 500 MWh of energy storage projects. Mr. Ward has been actively recruiting and hiring a dedicated team comprised of experienced industry personnel in preparation for the launch of the new energy division and roll out of Microvast’s complimentary BESS solutions.

“We are excited to launch the new Microvast Energy division and support the rapidly growing energy storage market, with an initial focus in the United States. Our grid-scale BESS solutions provide critical infrastructure capable of addressing the gap between renewable energy supply and peak grid demand. With the recent passing of the Inflation Reduction Act and the construction of our new Tennessee manufacturing facility, we look forward to advancing clean and renewable energy initiatives. Additional details on Microvast’s industry leading BESS solutions will be forthcoming,” said Zach Ward, President of Microvast Energy.

Microvast’s BESS solutions will incorporate battery cells and modules manufactured in Clarksville, Tennessee. The Clarksville facility features 650,000 sq. feet of manufacturing space on 85 acres and is expected to create up to 300 new jobs in the region. “We believe the Clarksville factory will contribute to the resilience of the domestic lithium-ion battery supply chain, create manufacturing jobs, and expand American battery capacity for the US power grid,” said Shane Smith, Microvast’s Chief Operating Officer.

Microvast is an established brand in the battery electric vehicle market, with more than 30,000 commercial and specialty vehicles in operation worldwide and over 16 years of experience in the design, development and manufacture of lithium-ion battery solutions. Microvast’s new BESS solutions have been developed for grid-scale energy storage projects using the same proven technology as Microvast’s EV batteries, which offer very high energy density, outstanding safety features, and unmatched performance.

“We expect the superior performance of our BESS solutions to exceed the expectations of our customers and put us in a leading position to take advantage of the benefits outlined in the Inflation Reduction Act,” Ward said. “We expect the current electrification trends to further accelerate and keep us very busy.”

About Microvast

Founded in Houston, Texas in 2006 as a research and technology driven company, Microvast has evolved into a global leader in the design, development and manufacture of battery solutions for mobile and stationary applications. Microvast provides a broad portfolio of fast-charging lithium-ion battery solutions, with different chemistries, performance characteristics and price points to meet the diverse requirements of its customer base. Microvast is renowned for its cutting-edge cell technology and its vertical integration capabilities which extend from core battery chemistry (cathode, anode, electrolyte, and separator) to modules and packs.

Since placing its first battery systems into operation in electric buses more than a decade ago, Microvast has expanded its business to serve a broad range of commercial, passenger and specialty vehicles, including mining, material handling, and power vehicles and equipment, as well as grid-scale energy storage applications.

For more information, please visit www.microvast.com or follow us on LinkedIn or Twitter (@microvast).

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding Microvast’s industry and market sizes, future opportunities for Microvast and the combined company and Microvast’s estimated future results. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

Contact

Monica Gould
ir@microvast.com
cc: monica@blueshirtgroup.com
(212) 871-3927

Source: Microvast Holdings, Inc.